Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1500 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Pareto Securities

Oil & Offshore Conference 2013

NEW ORLEANS, August 29, 2013 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pareto Securities Oil & Offshore Conference 2013 in Oslo, Norway, on Thursday, September 5, 2013, at approximately 10:40 a.m. local Oslo time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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